                                                                     Exhibit 99a

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 11-K



                                  ANNUAL REPORT


                     ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                   For the fiscal year ended DECEMBER 31, 1998


                         Commission file number: 1-5256






        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full title of plan)




                        628 GREEN VALLEY ROAD, SUITE 500
                              GREENSBORO, NC 27408
                    (Address of principal executive offices)


                                 (336) 547-6000
              (Registrant's telephone number, including area code)

Item 1.  Changes in the Plan

There were no changes in the Plan.

Item 2.  Changes in Investment Policy

Effective January 1, 1998 the following funds were added to the Plan: Vanguard Money Market Fund, Vanguard Institutional Index Fund, Longleaf Partners Small-Cap Fund and Baron Asset (Small-Cap Growth Fund). Effective January 1, 1998 the following funds were removed from the Plan: Kemper Money Market Fund and Fidelity Magellan Fund.

Item 3.  Contributions Under the Plan

Contributions made by VF Corporation (the Corporation) are measured by reference to the employees' contributions and are not discretionary.

Item 4.  Participating Employees

There were approximately 6,862 enrolled participants in the Plan as of December 31, 1998, out of approximately 8,553 eligible employees.

Item 5.  Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the Corporation:
         Candace Cummings, Vice President - Administration, General Counsel & Secretary; Frank C. Pickard III, Vice President - Treasurer; and Louis
         J. Fecile, Vice President - Employee Benefits. All committee persons are located at the Corporation's headquarters: 628 Green Valley Road, Suite 500, Greensboro, NC 27408. Each of these individuals is an employee of the Corporation. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b) All expenses of administration of the Plan, including Trustee fees, are paid by the Corporation.

Item 6.  Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which UMB Bank, n.a., 10th and Grand, P.O. Box 419692, Kansas City, MO 64141-6692, has been appointed as Trustee under the Plan. Under the terms of the Trustee Agreement, UMB Bank, n.a. holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the investment fund or funds to receive contributions. The Trustee manages the Fixed Income Fund and Scout Prime.

(b)      The custodian's compensation is paid by the Corporation.

(c)      No bond was furnished or is required to be furnished by the Trustee.

Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values of investments as of the end of each quarter. The statement also shows the Corporation's matching contributions allocated to the participant through the Employee Stock Ownership Plan, which are invested in VF Corporation Series B Preferred Stock (ESOP Preferred Stock), and the fair values based on the preferred stock's stated redemption price of $30.875 per share or 160% of the market value of the Corporation's Common Stock, whichever is greater.

Item 8.  Investment of Funds

Each participant by calling the VF Savings Line directs the Plan Administrator to notify the Trustee to invest his/her own contributions in one or more of the following funds:

-        Money Market Fund

-        Fixed Income Fund

-        Balanced Fund

-        Equity Growth & Income Fund

-        Index 500 Fund

-        Small-Cap Value Fund

-        Small-Cap Growth Fund

-        Foreign Fund

-        VF Corporation Common Stock Fund (investing in common stock of the
         Corporation)

Brokerage commissions of $6,579, $4,233 and $3,878 for the years ended December 31, 1998, 1997 and 1996 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

The Corporation's matching contributions go solely to the ESOP. These contributions are allocated to participants who receive full value in the form of ESOP Preferred Stock and are used by the ESOP to pay principal and debt service on a loan from the Corporation.

Item 9.  Financial Statements and Exhibits

(a)      Financial Statements                               Page No.

Report of Independent Accountants ........................     5
Statements of Net Assets Available for Benefits with
Fund Information
  December 31, 1998 and 1997
  - Combined Plan ........................................     6
  - Money Market Fund and Fixed Income Fund ..............     7
  - Balanced Fund and Equity Growth & Income Fund ........     8
  - Equity Growth Fund ...................................     9
  - Index 500 Fund and Small-Cap Value Fund ..............    10
  - Small-Cap Growth Fund and Foreign Fund ...............    11
  - VF Corporation Common Stock Fund and
    Employee Stock Ownership Plan ........................    12
  - Loan Fund ............................................    13
Statements of Changes in Net Assets Available for Benefits,
with Fund Information For the Years Ended
December 31, 1998, 1997 and 1996
 - Combined Plan .........................................    14
 - Money Market Fund .....................................    15
 - Fixed Income Fund .....................................    16
 - Balanced Fund .........................................    17
 - Equity Growth & Income Fund ...........................    18
 - Equity Growth Fund ....................................    19
 - Index 500 Fund ........................................    20
 - Small-Cap Value Fund ..................................    21
 - Small-Cap Growth Fund .................................    22
 - Foreign Fund ..........................................    23
 - VF Corporation Common Stock Fund ......................    24
 - Employee Stock Ownership Plan .........................    25
 - Loan Fund .............................................    26
 Notes to Financial Statements ...........................    27

Schedules:

         Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

 (b)     Exhibits - none

                                  SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                                    VF Corporation Tax-Advantaged Savings Plan
                                             for Salaried Employees
                                    --------------------------------------------


                                    By:      /s/ Louis J. Fecile
                                          --------------------------------------
                                             Louis J. Fecile
                                             Vice President - Employee Benefits
                                             VF Corporation


 Date:  March 22, 1999

                        Report of Independent Accountants

VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings Plan for Salaried Employees

We have audited the accompanying statements of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1998 and December 31, 1997, and the related statements of changes in net assets available for benefits for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1998 and December 31, 1997, and the changes in its net assets available for benefits for the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets available for benefits and in the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
March 22, 1999

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                  COMBINED PLAN

                                                         December 31
                                                 ----------------------------

ASSETS                                               1998            1997
------                                           ------------    ------------
Investments, at fair value
  VF Corporation Common Stock -
     713,263 shares in 1998
     721,661 shares in 1997                      $ 33,434,203    $ 33,557,236
  VF Corporation ESOP Preferred Stock -
     1,760,119 shares in 1998
     1,824,820 shares in 1997                     132,008,899     135,766,589
  United States government obligations             23,642,357      17,022,422
  Other securities                                163,179,051     116,344,929
                                                 ------------    ------------
     Total investments                            352,264,510     302,691,176
Dividends and interest receivable                     412,438         310,461
Loans receivable from participants                 10,779,465      10,246,359
                                                 ------------    ------------
       TOTAL ASSETS                               363,456,413     313,247,996
                                                 ------------    ------------
LIABILITIES
Employee Stock Ownership
  Plan obligation - payable to VF Corporation      29,023,961      35,916,035
                                                 ------------    ------------
       TOTAL LIABILITIES                           29,023,961      35,916,035
                                                 ------------    ------------
Net assets available for benefits                $334,432,452    $277,331,961
                                                 ============    ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                     MONEY MARKET FUND AND FIXED INCOME FUND


                                               Money Market Fund          Fixed Income Fund
                                                  December 31                 December 31
                                          --------------------------    --------------------------
ASSETS                                       1998           1997           1998           1997
-----                                     -----------    -----------    -----------    -----------
Investments, at fair value
  United States government obligations
                                          $         0    $         0    $23,642,357    $17,022,422
  Other securities                          9,438,131      7,852,439      6,415,749      3,094,667
                                          -----------    -----------    -----------    -----------
      Total investments                     9,438,131      7,852,439     30,058,106     20,117,089
Dividends and interest receivable
                                                  308            399        406,719        304,518
                                          -----------    -----------    -----------    -----------
Net assets available for benefits
                                          $ 9,438,439    $ 7,852,838    $30,464,825    $20,421,607
                                          ===========    ===========    ===========    ===========



See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                  BALANCED FUND AND EQUITY GROWTH & INCOME FUND

                                            Balanced Fund         Equity Growth & Income Fund
                                             December 31                  December 31
                                     --------------------------   ---------------------------
                                         1998           1997           1998           1997
                                     -----------    -----------    -----------    -----------
ASSETS
Investments, at fair value
  Other securities                   $14,338,975    $10,113,221    $73,875,395    $58,738,770
                                     -----------    -----------    -----------    -----------
    Total investments                 14,338,975     10,113,221     73,875,395     58,738,770
Dividends and interest receivable            477            488            581            543
                                     -----------    -----------    -----------    -----------
Net assets available for benefits    $14,339,452    $10,113,709    $73,875,976    $58,739,313
                                     ===========    ===========    ===========    ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)


                               EQUITY GROWTH FUND


                                         Equity Growth Fund
                                             December 31
                                     --------------------------
                                         1998           1997
                                     -----------    -----------
ASSETS
Investments, at fair value
  Other securities                   $         0    $29,911,441
                                     -----------    -----------
    Total investments                          0     29,911,441
Dividends and interest receivable              0            399
                                     -----------    -----------
Net assets available for benefits    $         0    $29,911,840
                                     ===========    ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                      INDEX 500 FUND & SMALL-CAP VALUE FUND


                                      Index 500 Fund      Small-Cap Value Fund
                                       December 31 *         December 31 *
                                      --------------      --------------------
                                             1998                  1998
                                      --------------      --------------------
ASSETS
Investments, at fair value
  Other securities                      $41,723,865           $ 4,541,222
                                        -----------           -----------
    Total investments                    41,723,865             4,541,222
Dividends and interest receivable               447                   124
                                        -----------           -----------

Net assets available for benefits       $41,724,312           $ 4,541,346
                                        ===========           ===========


* Funds were available beginning in 1998.

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                      SMALL-CAP GROWTH FUND & FOREIGN FUND


                                    Small-Cap Growth
                                           Fund                 Foreign Fund
                                       December 31 *             December 31
                                    -----------------       ---------------------------
                                           1998                1998             1997
                                    -----------------       ----------       ----------
ASSETS
Investments, at fair value
  Other securities                      $7,453,501       $4,519,253       $6,260,312
                                        ----------       ----------       ----------
    Total investments                    7,453,501        4,519,253        6,260,312
Dividends and interest receivable              256              126              348
                                        ----------       ----------       ----------

Net assets available for benefits       $7,453,757       $4,519,379       $6,260,660
                                        ==========       ==========       ==========

* Fund was available beginning in 1998.

See notes to financial statements.

         CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

       VF CORPORATION COMMON STOCK FUND AND EMPLOYEE STOCK OWNERSHIP PLAN

                                            VF Corporation Common Stock Fund             Employee Stock Ownership Plan
                                                     December 31                                  December 31
                                           ----------------------------------          ----------------------------------
                                               1998                  1997                  1998                  1997
                                           ------------          ------------          ------------          ------------
ASSETS
Investments, at fair value
  VF Corporation Common Stock
    713,263 shares in 1998
    721,661 shares in 1997                 $ 33,434,203          $ 33,557,236          $          0          $          0
  VF Corporation ESOP
  Preferred Stock
    1,760,118 shares in 1998
    1,824,820 shares in 1997                          0                     0           132,008,899           135,766,589
  Other securities                              375,351               223,111               497,609               150,968
                                           ------------          ------------          ------------          ------------
    Total investments                        33,809,554            33,780,347           132,506,508           135,917,557
Dividends and interest receivable                 1,088                 1,282                 2,312                 2,484
                                           ------------          ------------          ------------          ------------
    TOTAL ASSETS                           $ 33,810,642          $ 33,781,629          $132,508,820          $135,920,041
                                           ------------          ------------          ------------          ------------
LIABILITIES
Employee Stock Ownership
  Plan obligation - payable to
  VF Corporation                                      0                     0            29,023,961            35,916,035
                                           ------------          ------------          ------------          ------------
    TOTAL LIABILITIES                                 0                     0            29,023,961            35,916,035
                                           ------------          ------------          ------------          ------------
Net assets available for benefits          $ 33,810,642          $ 33,781,629          $103,484,859          $100,004,006
                                           ============          ============          ============          ============


See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                    LOAN FUND

                                                    Loan Fund
                                                   December 31
                                         -----------------------------
                                             1998              1997
                                         -----------       -----------
ASSETS
Loans receivable from participants       $10,779,465       $10,246,359
                                         -----------       -----------

Net assets available for benefits        $10,779,465       $10,246,359
                                         ===========       ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                  COMBINED PLAN


                                                                    Year Ended December 31
                                                  -------------------------------------------------------
                                                       1998                 1997                 1996
                                                  -------------        -------------        -------------
Investment income
  Dividends on VF Corporation Common Stock        $     584,321        $     525,813        $     469,018
  Dividends on ESOP Preferred Stock                   3,717,516            3,847,891            3,971,574
Interest                                              1,772,472            1,232,836            1,234,816
Income from mutual funds and
  bank common trust funds                             7,841,664            6,786,224            4,639,609
                                                  -------------        -------------        -------------
                                                     13,915,973           12,392,764           10,315,017
                                                  -------------        -------------        -------------
Contributions
  Interest on loan repayments                           800,338              710,447              637,885
  Transfer from Bassett-Walker Thrift Plan           16,229,453                    0                    0
  Participants                                       17,745,275           15,431,933           14,670,636
  VF Corporation                                      6,412,929            5,665,204            5,527,985
                                                  -------------        -------------        -------------
                                                     41,187,995           21,807,584           20,836,506
                                                  -------------        -------------        -------------
Withdrawals                                         (16,589,990)         (14,085,336)         (16,191,145)
Forfeitures that reduce
  VF Corporation contributions                         (210,581)            (218,609)            (301,873)
Interest paid to VF Corporation on Employee
  Stock Ownership Plan obligation                    (3,265,449)          (3,865,833)          (4,386,805)
Net realized and unrealized appreciation
  in fair value of investments                       22,062,543           62,461,957           34,081,179
                                                  -------------        -------------        -------------
Net increase                                         57,100,491           78,492,527           44,352,879


Net assets available for benefits
  at beginning of year                              277,331,961          198,839,434          154,486,555
                                                  -------------        -------------        -------------
Net assets available for benefits
  at end of year                                  $ 334,432,452        $ 277,331,961        $ 198,839,434
                                                  =============        =============        =============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                MONEY MARKET FUND

                                                                 Year Ended December 31
                                                  -------------------------------------------------
                                                     1998               1997               1996
                                                  -----------        -----------        -----------
Investment income
  Income from mutual funds and
    bank common trust funds                       $   442,381        $   399,938        $   313,675
                                                  -----------        -----------        -----------
                                                      442,381            399,938            313,675
                                                  -----------        -----------        -----------
Contributions
  Participants                                      2,062,413          1,906,211          1,537,425
                                                  -----------        -----------        -----------
                                                    2,062,413          1,906,211          1,537,425
                                                  -----------        -----------        -----------
Withdrawals                                          (931,050)          (653,789)          (991,225)
Forfeitures that reduce
  VF Corporation contributions                              0                  0                 (9)
Fund transfers, net                                    11,857           (429,652)          (449,011)
                                                  -----------        -----------        -----------
Net increase                                        1,585,601          1,222,708            410,855
Net assets available for benefits
  Beginning of year, as reported                    7,852,838          6,630,130          7,642,943
  Reclassify loan balances to separate fund                 0                  0         (1,423,668)
                                                  -----------        -----------        -----------
  Beginning of year, as adjusted                    7,852,838          6,630,130          6,219,275
                                                  -----------        -----------        -----------
  End of year                                     $ 9,438,439        $ 7,852,838        $ 6,630,130
                                                  ===========        ===========        ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                FIXED INCOME FUND

                                                                 Year Ended December 31
                                                  ----------------------------------------------------
                                                      1998                1997                1996
                                                  ------------        ------------        ------------
Investment income
  Interest                                        $  1,772,472        $  1,232,836        $  1,234,816
  Income from mutual funds and
    bank common trust funds                            171,077             120,111              42,437
                                                  ------------        ------------        ------------
                                                     1,943,549           1,352,947           1,277,253
                                                  ------------        ------------        ------------
Contributions
  Transfer from Bassett-Walker Thrift Plan          16,229,453                   0                   0
  Participants                                       1,278,044           1,889,960           2,109,713
                                                  ------------        ------------        ------------
                                                    17,507,497           1,889,960           2,109,713
                                                  ------------        ------------        ------------
Withdrawals                                         (2,950,225)         (1,785,929)         (2,565,214)
Forfeitures that reduce
  VF Corporation contributions                          (1,892)                  0                 (11)
Net realized and unrealized appreciation
  depreciation) in fair value of investments           145,320              43,040             (109,871)
Fund transfers, net                                 (6,601,031)           (627,176)             30,008
                                                  ------------        ------------        ------------
Net increase                                        10,043,218             872,842             741,878
Net assets available for benefits
  Beginning of year, as reported                    20,421,607          19,548,765          20,437,850
  Reclassify loan balances to separate fund                  0                   0          (1,630,963)
                                                  ------------        ------------        ------------
  Beginning of year, as adjusted                    20,421,607          19,548,765          18,806,887
                                                  ------------        ------------        ------------
  End of year                                     $ 30,464,825        $ 20,421,607        $ 19,548,765
                                                  ============        ============        ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  BALANCED FUND

                                                                  Year Ended December  31
                                                  ----------------------------------------------------
                                                      1998                1997                1996
                                                  ------------        ------------        ------------
Investment income
  Income from mutual funds and
   bank common trust funds                        $  1,435,730        $    784,198        $    721,016
                                                  ------------        ------------        ------------
                                                     1,435,730             784,198             721,016
                                                  ------------        ------------        ------------
Contributions
  Participants                                       1,295,944             918,520             703,667
                                                  ------------        ------------        ------------
                                                     1,295,944             918,520             703,667
                                                  ------------        ------------        ------------
Withdrawals                                           (571,338)           (444,470)           (317,576)
Forfeitures that reduce
   VF Corporation contributions                           (412)                  0                (238)
Net realized and unrealized appreciation
  in fair value of investments                         640,289             942,971              70,842
Fund transfers, net                                  1,425,480             866,323           1,936,006
                                                  ------------        ------------        ------------
Net increase                                         4,225,693           3,067,542           3,113,717
Net assets available for benefits
  Beginning of year, as reported                    10,113,709           7,046,167           3,985,747
  Reclassify loan balances to separate fund                  0                   0             (53,297)
                                                  ------------        ------------        ------------
  Beginning of year, as adjusted                    10,113,709           7,046,167           3,932,450
                                                  ------------        ------------        ------------
  End of year                                     $ 14,339,402        $ 10,113,709        $  7,046,167
                                                  ============        ============        ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                           EQUITY GROWTH & INCOME FUND

                                                                  Year Ended December 31
                                                  ----------------------------------------------------
                                                      1998                1997                1996
                                                  ------------        ------------        ------------
Investment income
  Income from mutual funds and
    bank common trust funds                       $  3,918,872        $  2,717,905        $  2,148,023
                                                  ------------        ------------        ------------
                                                     3,918,872           2,717,905           2,148,023
                                                  ------------        ------------        ------------
Contributions
   Participants                                      4,944,213           4,556,161           4,131,053
                                                  ------------        ------------        ------------
                                                     4,944,213           4,556,161           4,131,053
                                                  ------------        ------------        ------------
Withdrawals                                         (3,154,035)         (3,171,577)         (3,484,495)
Forfeitures that reduce
  VF Corporation contributions                          (1,428)                  0                (391)
Net realized and unrealized appreciation
  in fair value of investments                      12,391,320          10,862,416           5,037,526
Fund transfers, net                                 (2,962,279)           (563,471)          1,525,815
                                                  ------------        ------------        ------------
Net increase                                        15,136,663          14,401,434           9,357,531
Net assets available for benefits
  Beginning of year, as reported                    58,739,313          44,337,879          37,437,759
  Reclassify loan balances to separate fund                  0                   0          (2,457,411)
                                                  ------------        ------------        ------------
  Beginning of year, as adjusted                    58,739,313          44,337,879          34,980,348
                                                  ------------        ------------        ------------
  End of year                                     $ 73,875,976        $ 58,739,313        $ 44,337,879
                                                  ============        ============        ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               EQUITY GROWTH FUND

                                                                   Year Ended December 31
                                                  ----------------------------------------------------
                                                       1998                1997                1996
                                                  ------------        ------------        ------------
Investment income
  Income from mutual funds and
   bank common trust funds                        $          0        $  1,952,775        $  1,130,443
                                                  ------------        ------------        ------------
                                                             0           1,952,775           1,130,443
                                                  ------------        ------------        ------------
Contributions
   Participants                                              0           2,779,070           3,389,402
                                                  ------------        ------------        ------------
                                                             0           2,779,070           3,389,402
                                                  ------------        ------------        ------------
Withdrawals                                                  0          (1,866,067)         (2,420,165)
Forfeitures that reduce
   VF Corporation contributions                              0                   0                (236)
Net realized and unrealized appreciation
   in fair value of investments                         84,658           4,282,170           1,604,220
Fund transfers, net                                (29,996,498)         (1,400,069)         (4,267,963)
                                                  ------------        ------------        ------------
Net increase (decrease)                            (29,911,840)          5,747,879            (564,299)
Net assets available for benefits
  Beginning of year, as reported                    29,911,840          24,163,961          25,722,536
  Reclassify loan balances to separate fund                  0                   0            (994,276)
                                                  ------------        ------------        ------------
  Beginning of year, as adjusted                    29,911,840          24,163,961          24,728,260
                                                  ------------        ------------        ------------
  End of year                                     $          0        $ 29,911,840        $ 24,163,961
                                                  ============        ============        ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                 INDEX 500 FUND

                                                  Year Ended
                                                  December 31
                                                 ------------
                                                     1998
                                                 ------------
Investment income
  Income from mutual funds and
   bank common trust funds                       $    827,641
                                                 ------------
                                                      827,641
                                                 ------------
Contributions
  Participants                                      3,309,968
                                                 ------------
                                                    3,309,968
                                                 ------------
Withdrawals                                        (1,734,522)
  Forfeitures that reduce
    VF Corporation contributions                         (547)
  Net realized and unrealized appreciation
    in fair value of investments                    7,901,759
Fund transfers, net                                31,420,013
                                                 ------------
Net increase                                       41,724,312
Net assets available for benefits
  Beginning of year                                         0
                                                 ------------
  End of year                                    $ 41,724,312
                                                 ============



See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
      STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND
                            INFORMATION (CONTINUED)

                              SMALL-CAP VALUE FUND

                                                 Year Ended
                                                 December 31
                                                 -----------
                                                    1998
                                                 -----------
Investment income
  Income from mutual funds and
    bank common trust funds                      $   528,244
                                                 -----------
                                                     528,244
                                                 -----------
Contributions
  Participants                                       491,164
                                                 -----------
                                                     491,164
                                                 -----------
Withdrawals                                          (81,449)
Forfeitures that reduce
  VF Corporation contributions                          (550)
Net realized and unrealized (depreciation)
  in fair value of investments                      (103,408)
Fund transfers, net                                3,707,345
                                                 -----------
Net increase                                       4,541,346
Net assets available for benefits
  Beginning of year                                        0
                                                 -----------
  End of year                                    $ 4,541,346
                                                 ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH
                               FUND INFORMATION
                                  (CONTINUED)

                              SMALL-CAP GROWTH FUND

                                                Year Ended
                                               December 31
                                               -----------
                                                   1998
                                               -----------
Investment income
  Income from mutual funds and
   bank common trust funds                     $    10,571
                                               -----------
                                                    10,571
                                               -----------
Contributions
   Participants                                    813,829
                                               -----------
                                                   813,829
                                               -----------
Withdrawals                                       (137,185)
Forfeitures that reduce
   VF Corporation contributions                       (542)
Net realized and unrealized appreciation
   in fair value of investments                    252,409
Fund transfers, net                              6,514,675
                                               -----------
Net increase                                     7,453,757
Net assets available for benefits
  Beginning of year                                      0
                                               -----------
  End of year                                  $ 7,453,757
                                               ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  FOREIGN FUND

                                                                    Year Ended December 31
                                                    -------------------------------------------------
                                                        1998               1997               1996
                                                    -----------        -----------        -----------
Investment income
  Income from mutual funds and
    bank common trust funds                         $   469,011        $   748,260        $   257,147
                                                    -----------        -----------        -----------
                                                        469,011            748,260            257,147
                                                    -----------        -----------        -----------
Contributions
  Participants                                          597,954            788,136            504,049
                                                    -----------        -----------        -----------
                                                        597,954            788,136            504,049
                                                    -----------        -----------        -----------
Withdrawals                                            (192,655)          (327,669)          (217,661)
Forfeitures that reduce
  VF Corporation contributions                             (320)                 0               (234)
Net realized and unrealized appreciation
  (depreciation) in fair value of investments          (730,120)          (347,015)           428,766
Fund transfers, net                                  (1,885,151)            69,459          1,987,203
                                                    -----------        -----------        -----------
Net increase (decrease)                              (1,741,281)           931,171          2,959,270
Net assets available for benefits
  Beginning of year, as reported                      6,260,660          5,329,489          2,335,647
  Reclassify loan balances to separate fund                   0                  0             34,572
                                                    -----------        -----------        -----------
  Beginning of year, as adjusted                      6,260,660          5,329,489          2,370,219
                                                    -----------        -----------        -----------
  End of year                                       $ 4,519,379        $ 6,260,660        $ 5,329,489
                                                    ===========        ===========        ===========

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                        VF CORPORATION COMMON STOCK FUND

                                                                  Year Ended December 31
                                                  ----------------------------------------------------
                                                      1998                1997                1996
                                                  ------------        ------------        ------------
Investment income
  Dividends on VF Corporation
    Common Stock                                  $    584,321        $    525,813        $    469,018
  Income from mutual funds and
    bank common trust funds                             11,366              37,029               5,963
                                                  ------------        ------------        ------------
                                                       595,687             562,842             474,981
                                                  ------------        ------------        ------------
Contributions
  Participants                                       2,951,696           2,593,875           2,295,327
                                                  ------------        ------------        ------------
                                                     2,951,696           2,593,875           2,295,327
                                                  ------------        ------------        ------------
Withdrawals                                         (1,768,755)         (1,674,899)         (1,888,739)
Forfeitures that reduce
  VF Corporation contributions                          (2,363)                  0                (143)
Net realized and unrealized appreciation
  in fair value of investments                         358,149           8,601,707           4,701,766
Fund transfers, net                                 (2,105,401)          1,410,680          (1,573,213)
                                                  ------------        ------------        ------------
Net increase                                            29,013          11,494,205           4,009,979
Net assets available for benefits
  Beginning of year, as reported                    33,781,629          22,287,424          20,458,033
                                                  ------------        ------------        ------------
  Reclassify loan balances to separate fund                  0                   0          (2,180,588)
                                                  ------------        ------------        ------------
  Beginning of year, as adjusted                    33,781,629          22,287,424          18,277,445
                                                  ------------        ------------        ------------
  End of year                                     $ 33,810,642        $ 33,781,629        $ 22,287,424
                                                  ============        ============        ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                                                          Year Ended December 31
                                                        -------------------------------------------------------
                                                             1998                 1997                 1996
                                                        -------------        -------------        -------------
Investment income
  Dividends on ESOP Preferred Stock                     $   3,717,516        $   3,847,891        $   3,971,574
  Income from mutual funds and
    bank common trust funds                                    26,771               26,008               20,905
                                                        -------------        -------------        -------------
                                                            3,744,287            3,868,944            3,992,479
                                                        -------------        -------------        -------------
Contributions
  VF Corporation                                            6,412,929            5,665,204            5,527,985
                                                        -------------        -------------        -------------
                                                            6,412,929            5,665,204            5,527,985
                                                        -------------        -------------        -------------
Withdrawals                                                (4,330,554)          (3,648,224)          (3,526,117)
Forfeitures that reduce
  VF Corporation contributions                               (202,527)            (218,609)            (300,611)
Interest paid to VF Corporation on Employee Stock
  Ownership Plan obligation                                (3,265,449)          (3,865,833)          (4,386,805)
Net realized and unrealized appreciation
  in fair value of investments                              1,122,167           38,076,668           22,347,930
                                                        -------------        -------------        -------------
Net increase                                                3,480,853           39,883,105           23,654,861
Net assets available for benefits
  Beginning of year                                       100,004,006           60,120,901           36,466,040
                                                        -------------        -------------        -------------
  End of year                                           $ 103,484,859        $ 100,004,006        $  60,120,901
                                                        =============        =============        =============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                    LOAN FUND


                                                                   Year Ended December 31
                                                  ----------------------------------------------------
                                                       1998                1997                1996
                                                  ------------        ------------        ------------
Contributions
  Interest on loan repayments                     $    800,338        $    710,447        $    637,885
                                                  ------------        ------------        ------------
                                                       800,338             710,447             637,885
                                                  ------------        ------------        ------------

Withdrawals                                           (738,222)           (512,712)           (779,953)
Fund transfers, net                                    470,990             673,906             811,155
                                                  ------------        ------------        ------------
Net increase                                           533,106             871,641             669,087
                                                  ------------        ------------        ------------
Net assets available for benefits
  Beginning of year, as reported                    10,246,359           9,374,718                   0
  Reclassify loan balances to separate fund                  0                   0           8,705,631
                                                  ------------        ------------        ------------
  Beginning of year, as adjusted                    10,246,359           9,374,718           8,705,631
                                                  ------------        ------------        ------------
  End of year                                     $ 10,779,465        $ 10,246,359        $  9,374,718
                                                  ============        ============        ============

See notes to financial statements.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

                          NOTES TO FINANCIAL STATEMENTS


 NOTE A -- DESCRIPTION OF THE PLAN

 VF Corporation (the Corporation) sponsors the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain salaried employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 10% of their compensation to the Plan. The Corporation matches employee contributions by 50% for up to 6% of compensation contributed by the employee. Employees remain fully vested in their contributions to the Plan. The Corporation's matching contributions are vested monthly on a pro rata basis, with full vesting after five years of service or upon normal, disability or death.

 The Plan includes an Employee Stock Ownership Plan (ESOP). In 1990, the ESOP purchased 2,105,263 shares of VF Corporation 6.75% Series B ESOP Convertible Preferred Stock (ESOP Preferred Stock) for $65.0 million. Each share of ESOP Preferred Stock, which has a redemption value of $30.875 plus cumulative accrued dividends, is convertible into 1.6 shares of VF Corporation Common Stock and is entitled to two votes. The trustee for the ESOP may convert the ESOP Preferred Stock to Common Stock at any time or may cause the Corporation to redeem the ESOP Preferred Stock under certain circumstances. The ESOP Preferred Stock also has preference in liquidation over all other stock issues. The Corporation's matching contributions, all of which go into the ESOP, are allocated to employees in shares of ESOP Preferred Stock. Of the shares of ESOP Preferred Stock owned by the ESOP, 1,099,474 shares in 1998 and 973,860 shares in 1997 have been allocated to employees.

 The ESOP's purchase of the ESOP Preferred Stock was funded by a loan of $65.0 million from the Corporation that bears interest at 9.8%. The loan will be repaid in increasing installments through 2002 from future minimum Corporation matching contributions to the ESOP and dividends on the ESOP Preferred Stock. The Corporation's minimum required matching contributions and dividends are $9.1 million in 1999 and increases each year to $9.6 million over the following three years.

 Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The trustee also manages the Fixed Income Fund and Scout Prime Fund. The investment programs of the Plan are as follows:

         (a)      Money Market Fund: Monies are invested in a money market fund.

         (b) Fixed Income Fund: Monies are invested in investments that provide a fixed rate of return.

         (c) Balanced Fund: Monies are invested in investments to obtain as much income as possible, consistent with the preservation and conservation of capital.

         (d) Equity Growth & Income Fund: Monies are invested in investments that are currently paying dividends and/or offer prospects for growth of capital and future income, with emphasis on capital appreciation.

         (e) Index 500 Fund: Monies are invested in the 500 stocks that make up the S&P 500 Stock Price Index.

         (f) Small-Cap Value Fund: monies are invested in U.S. common stocks of small companies whose price is undervalued.

         (g) Small-Cap Growth Fund: monies invested in small and medium size companies with undervalued assets or favorable growth prospects.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

 NOTE A -- DESCRIPTION OF THE PLAN (Continued)

         (h) Foreign Fund: Monies are invested in stocks and debt obligations of companies and governments outside the United States.

         (i) VF Corporation Common Stock Fund: Monies are invested in Common Stock of the Corporation purchased at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.


 Individual accounts are maintained for each participant; each account includes the individual's contributions, Corporation matching contributions and investment funds' earnings. Accounts become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum or in an annuity, or accounts may be rolled over into another IRS-approved tax deferral vehicle. Forfeitures are used to reduce VF Corporation's obligation to pay plan expenses.

 The transfer of applicable participant balances from the Bassett-Walker Thrift Plan, which was terminated effective April 1, 1998, has been disclosed separately in the Statements of Changes in Net Assets Available for Benefits.

 Participants may borrow from their individual account. Participants are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their primary residence. Participants may borrow up to 100% of their account balance in the Money Market Fund and 75% of their account balance of remaining funds, not to exceed 50% of the participant's total vested account balance, but may not borrow from the Corporation matching portion. Payment in full is required at termination of employment. There were 1,676 loans outstanding at December 31, 1998.

 Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time. In the event of termination, participants become fully vested in their accounts.

 The number of participants in each fund was as follows:

                                                   Year Ended December 31
                                          -------------------------------------
                                          1998             1997            1996
                                          -------------------------------------

 Money Market Fund                       3,232            2,949           2,862
 Fixed Income Fund                       3,516            3,393           3,731
 Balanced Fund                           2,035            1,687           1,393
 Equity Growth & Income Fund             5,712            5,446           5,420
 Index 500 Fund                          4,369              -                -
 Small-Cap Value Fund                      921              -                -
 Small-Cap Growth Fund                   1,245              -                -
 Foreign Fund                            1,281            1,308           1,032
 VF Corporation Common Stock Fund        4,598            4,377           4,146
 Employee Stock Ownership Plan           7,557            7,075           7,077

 The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

 NOTE B -- SIGNIFICANT ACCOUNTING POLICIES


 Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The ESOP Preferred Stock is stated at fair value, based on the greater of 160% of the fair value of the Corporation's Common Stock or the preferred stock's stated redemption price of $30.875 per share. For commercial notes and United States government obligations, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the Plan year.

 The Plan presents in the statement of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and unrealized appreciation or depreciation on those investments. Realized gains or losses are calculated on an average cost basis.

 Administrative expenses consisting primarily of fees for legal, accounting and other services are paid by the Corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

 Payment of Benefits:  Benefits are recorded when paid.

 Use of Estimates: In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

 NOTE C -- INCOME TAX STATUS

 The Internal Revenue Service has issued a Favorable Determination Letter dated January 16, 1996 stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Plan Committee is not aware of any action or series of events that have occurred that might adversely affect the Plan's qualified status. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and is currently being operated in compliance with the applicable requirements of the IRC.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTES TO FINANCIAL STATEMENTS (Continued)

 NOTE D -- INVESTMENTS
 Net unrealized appreciation (depreciation) in fair value of investments included in Plan equity includes the following:

                                                       Net Unrealized
                                               Appreciation (Depreciation) in                        Fair Value
                                          Fair Value for the Year Ended December 31                at December 31
                                 -------------------------------------------------------------  --------------------
                                       1998                   1997                1996                 1998
                                 ------------------    -------------------  ------------------  --------------------
Fair value as determined by
  quoted market or stated
    redemption price:
  VF Corporation Common Stock         $(1,058,268)            $ 8,278,471         $ 4,168,463           $33,434,203
  ESOP Preferred Stock                   1,056,071             37,226,323          22,201,877           132,008,899
  Mutual funds and
    bank common trust funds             11,120,459             14,189,381           6,121,697           155,111,146
                                 ------------------    -------------------  ------------------  --------------------
                                        11,118,262             59,694,175          32,492,037           320,554,248
Fair value as determined by
  Plan trustee:
  United States government
    obligations                                  0                      0                   0            23,642,357
  Commercial notes                         139,216                 41,354           (109,067)               852,848
  Mutual funds and
    bank common trust funds                      0                      0                   0             7,215,057
                                 ------------------    -------------------  ------------------  --------------------
                                           139,216                 41,354           (109,067)            31,710,262
                                 ------------------    -------------------  ------------------  --------------------
                                       $11,257,478            $59,735,529         $32,382,970          $352,264,510
                                 ==================    ===================  ==================  ====================


                                               Fair Value
                                             at December 31
                                 -----------------------------------------
                                        1997                  1996
                                 --------------------  -------------------
Fair value as determined by
  quoted market or stated
    redemption price:
  VF Corporation Common Stock            $33,557,236         $ 22,046,715
  ESOP Preferred Stock                   135,766,589          101,601,810
  Mutual funds and
    bank common trust funds              112,283,636           86,921,008
                                 --------------------  -------------------
                                         281,607,461          210,569,533
Fair value as determined by
  Plan trustee:
  United States government
    obligations                           17,022,422           16,991,039
  Commercial notes                           501,345              812,427
  Mutual funds and
    bank common trust funds                3,559,948            2,343,181
                                 --------------------  -------------------
                                          21,083,715           20,146,647
                                 --------------------  -------------------
                                        $302,691,176         $230,716,180
                                 ====================  ===================

Unrealized appreciation in fair value of investments at December 31, 1998, 1997 and 1996 was $137,486,617, $129,045,244 and $70,620,796, respectively.

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS  (Continued)

Net realized appreciation (depreciation) in fair value of investments includes the following:

                                        Year Ended December 31
                              1998               1997               1996
                         ------------       ------------       ------------
Aggregate proceeds       $160,165,097       $ 62,783,730       $ 62,417,958
Aggregate cost            149,360,032         60,507,302         60,719,749
                         ------------       ------------       ------------
Net realized gain        $ 10,805,065       $  2,726,428       $  1,698,209
                         ============       ============       ============

Of the net realized gain, $1,482,513, $1,173,581 and $679,356 related to gains recognized on the sale of VF Common Stock and the redemption of VF Preferred Stock for the years ended 1998, 1997 and 1996, respectively.

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1998 and 1997 are as follows:



                                            1998               1997
                                        ------------       ------------
ESOP Preferred Stock                    $132,008,899       $135,766,589
Fidelity Growth & Income Fund             73,627,154         58,657,037
Fidelity Magellan Fund                             0         29,871,782
VF Corporation Common Stock               33,434,203         33,557,236
Vanguard Institutional Index Fund         41,538,627                  0

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                    NOTE TO FINANCIAL STATEMENTS (Continued)


 NOTE D -- INVESTMENTS  (Continued)

 Investments held at December 31, 1998:

                                                  NUMBER OF SHARES
Name of Issuer and Title of Issue                OR PRINCIPAL AMOUNT      FAIR VALUE           COST
---------------------------------                -------------------     ------------       ------------
Securities of participating employer:
  VF Corporation Common Stock                              713,263       $ 33,434,203       $ 16,524,159
  VF Corporation 6.75% Series B ESOP
    Convertible Preferred Stock                          1,760,119        132,008,899         54,343,663
                                                                         ------------       ------------
                                                                          165,443,102         70,867,822
                                                                         ------------       ------------
United States Government Obligations:
  Small Business Administration Loans:
    (Rates of 5.15% to 8.83%,
    maturities of 02/12/99 to 08/11/18)                                    22,028,739         21,880,587
  F.M.H.A. loans (Rates of 6.475% to 7.825%
    maturities 01/01/01 02/20/14)                                            1,613,618          1,613,618
                                                                          ------------       ------------
                                                                            23,642,357         23,494,205
                                                                          ------------       ------------
Other Securities:
  Mutual funds and bank common trust funds:
    Vanguard Money Market Fund                           9,315,347          9,315,347          9,315,347
    Fidelity Puritan Fund                                  710,609         14,261,917         12,676,893
    Fidelity Growth & Income Fund                        1,606,177         73,627,154         39,862,744
    Vanguard Institutional Index Fund                      368,087         41,538,627         33,684,663
    Longleaf Partners Small Cap Fund                       205,087          4,501,670          4,613,388
    Baron Asset Fund                                       146,332          7,395,623          6,999,025
    Templeton Foreign Fund                                 532,873          4,470,808          5,216,293
    UMB Bank Fund:  Scout Prime - R                      7,215,057          7,215,057          7,215,057
  Oglebay Norton Company (Due 06/15/01)               $    500,000            495,900            495,900
  Private Export Funding Corp. (Due 04/30/04)         $    137,500            149,696            134,556
  Smith Enron Cogeneration LP  (Due 12/15/06)         $    202,000            207,252            202,000
                                                                          ------------       ------------
                                                                          $352,264,510       $214,777,893
                                                                          ============       ============

        VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

 NOTE E -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500


 The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:


                                                                         1998               1997
                                                                     ------------       ------------
Net assets available for benefits per the financial statements       $334,432,452        277,331,961
Amounts allocated to withdrawing participants                           3,538,200          1,567,639
                                                                     ------------       ------------
Net assets available for benefits per Form 5500                      $330,894,252       $275,764,322
                                                                     ============       ============

 The following is a reconciliation of withdrawals paid to participants per the financial statements to Form 5500:

                                                                                 1998
                                                                             -----------
 Withdrawals paid to participants and forfeitures
  per the financial statements                                               $16,800,571
 Add amounts allocated to withdrawing participants at December 31, 1998        3,538,200
 Less amounts allocated to withdrawing participants at December 31, 1997     (1,567,639)
 Withdrawals paid to participants and forfeitures per Form 5500              $18,771,132
                                                                             ===========

 Amounts allocated to withdrawing participants are recorded on Form 5500 as withdrawal claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.